Exhibit 10.07

Amendment No. 1

to Supply Agreement

between

Martek Biosciences Corporation

And

AHP Manufacturing B.V. trading as Wyeth Nutritionals Ireland

This Amendment No. 1 (the “Amendment”) to that certain Supply Agreement between (i) Martek Biosciences Corporation, a Delaware corporation, having its principal place of business at 6480 Dobbin Road, Columbia, Maryland 21045 (“Martek”) and (ii) AHP Manufacturing B.V. trading as Wyeth Nutritionals Ireland, a corporation organized under the laws of the Netherlands with offices located at Spicalaan 31, 2132 JG Hoofddorp, The Netherlands (“Wyeth”), which was made effective as of November 21, 2007 (as previously amended, the “Supply Agreement”) is made and entered into effective as of November 1, 2010 (the “Amendment Effective Date”) by and between Martek and Wyeth.

WHEREAS, Martek and predecessors of Wyeth entered into a License Agreement, dated as of January 28, 1993 and amended January 10, 2005, for the United States (“U.S. Agreement”), and a License Agreement, dated as of January 28, 1993 and amended January 10, 2005, for countries outside of the United States (“International Agreement” and, collectively with the U.S. Agreement, the “License Agreements”), wherein Martek had granted to such entities in the Territory (as defined therein) certain rights under Licensed Patents (as defined therein) and Technology (as defined therein) (A) to produce the Wyeth Products (as defined therein), (B) to use and make Martek Products (as defined therein) for purposes of making and having made the Wyeth Products and (C) to use, market and distribute the Wyeth Products, in each case as further specified in the License Agreements;

WHEREAS, the License Agreements were assigned to Wyeth effective as of November 21, 2007;

WHEREAS, pursuant to the Supply Agreement, Martek (“SELLER”) agreed to supply, and Wyeth (“PURCHASER”) agreed to purchase, Martek Products for use by Wyeth to manufacture, use, market and distribute the Wyeth Products and Growing Up Milk Products in accordance with the terms of the License Agreements and the Supply Agreement;

; and

WHEREAS, the Parties now wish to amend the Supply Agreement as provided herein.

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

CONFIDENTIAL

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                                       Amendments.  The following changes to the Supply Agreement shall be effective as of the Amendment Effective Date:

A.                                   A new Section 3.7 is hereby added as follows:

“3.7                           Manufacturing Changes. PURCHASER will make commercially reasonable efforts to qualify and accept manufacturing changes implemented by SELLER from time to time.  Notwithstanding the foregoing or anything to the contrary in Exhibit A, PURCHASER shall be under no obligation to convert to the new Martek DHA technology referenced in Section 2 of Exhibit A and, further, SELLER agrees to continue to supply PURCHASER with DHASCO through the Term of this Agreement.”

B.                                     Section 6.1 is hereby deleted in its entirety and replaced with the following:

“6.1                           Term:  This Agreement shall commence on the Effective Date and, subject to the prior termination of this Agreement in accordance with the terms hereof, shall terminate as of 11:59:59pm on December 31, 2015 (the “Term”); provided, however, that the Term may be extended by PURCHASER beyond December 31,  2015 at the sole discretion of PURCHASER, upon prior written notice given to SELLER at least twelve (12) months prior to the expiration of the initial Term, for an additional four (4) years (the “Extended Term”).”

C.                                     Section 6.2.4 is hereby deleted in its entirety and replaced with the following: “Reserved”.

D.                                    Section 11.4 is hereby amended by replacing the addresses following “Notices to PURCHASER:” with the following:

*

E.                                      Section 11.6.2 is hereby deleted in its entirety and replaced with the following: “Reserved”.

F.                                      Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached to this Amendment.

G.                                     Exhibit B of the Agreement is hereby amended by replacing “December 31, 2011” in paragraph 6 thereof with “January 1, 2016, or any later date of termination of the Supply Agreement between the parties hereto having an effective date of November 17, 2007, as amended.”

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

2.                                       Definitions.

The capitalized terms used in this Amendment shall have the meaning set forth in the Supply Agreement and/or the License Agreements, as relevant, unless specifically defined in this Amendment.

3.                                       Effect of Amendment. Except as expressly modified herein, all terms and conditions set forth in the License Agreements and the Supply Agreement, as in effect on the Amendment Effective Date, shall remain in full force and effect.

4.                                       Counterparts.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the Parties have each caused this Amendment to be signed and delivered by their duly authorized representatives as of the date first written above.

Martek Biosciences Corporation

By:	/s/ David Abramson
Name:	David Abramson
Title:	President

AHP Manufacturing B.V.
trading as Wyeth Nutritionals Ireland

By:	/s/ Peter Duffy
Name:	Peter Duffy
Title:	Director

AHP Manufacturing B.V.
trading as Wyeth Nutritionals Ireland

By:	/s/ Paul Duffy
Name:	Paul Duffy
Title:	Director

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

EXHIBIT A

PURCHASE PRICE

During the Term of this Agreement, the pricing provisions set forth below shall amend the License Agreements by replacing Sections 4.1 (iii) through (v) of the U.S. Agreement and Sections 4.1 (i) through (iii) of the International Agreement in their entirety. Following termination of this Agreement by either Party for any reason, such Sections of the License Agreements shall once again be in full force and effect for transactions occurring after such termination, subject to the application of Section 6.4 of this Agreement.

1.               Purchase Price. For Martek Products shipped on or after the Amendment Effective Date, the Purchase Price payable by PURCHASER to SELLER for the Martek Products (in oil form) supplied hereunder will be determined in accordance with the table below, subject to any adjustments as provided in Section 2 below.

*

2.               Pricing Terms*

*

*

*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.